Exhibit 99.1

Contact: Mike Dodson Quantum Corp. +1 (425) 201-1517 Mike.Dodson@quantum.com	For Release: April 11, 2019 1:15 p.m. PDT

Quantum Announces Streamlined and Refreshed Board of Directors

John Fichthorn Added to Board and Adalio Sanchez and Alex Pinchev Retire

SAN JOSE, Calif. — April 11, 2019 — Quantum Corp. (OTCPK:QMCO) today announced that its Board of Directors has appointed John A. Fichthorn to join the Board.

Mr. Fichthorn has served since April 2017 as head of Alternative Investments for B. Riley Capital Management, L.L.C., which is an SEC-registered investment advisor and wholly-owned subsidiary of B. Riley Financial, Inc. (“B. Riley”). B. Riley is currently the Company’s largest stockholder and owns approximately 17% of the Company’s outstanding shares based on its most recent filing with the Securities and Exchange Commission.

“We welcome John to the Board for the wealth of financial experience he brings as well his investor perspective on excellence in execution,” said Quantum CEO and Board Chairman Jamie Lerner. “This is an opportune time for John to join us to bolster our engagement with shareholders as we continue our work to complete the restatement.”

Quantum also announced that Board members Alex Pinchev and Adalio Sanchez resigned from their positions on the Board, after completing nearly two years of service, including Mr. Sanchez’s service as interim CEO. “Both Alex and Adalio have been valuable members of the Board during an intensive transformation of our company,” said Lerner. Lerner continued, “As we continue to streamline our Board, we want to express our gratitude to them for their insights and strategic leadership, in particular Adalio’s role as interim-CEO in initiating Quantum’s transformation when it was in need of significant leadership. The hard work that was done over the past two years when Alex and Adalio were involved provided a solid foundation for our future growth.”

Investors are invited to read the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 10, 2019 and April 11, 2019, for a further description of these events.

About Quantum

Quantum technology and services help customers capture, create and share digital content – and preserve and protect it for decades. With solutions built for every stage of the data lifecycle, Quantum’s platforms provide the fastest performance for high-resolution video, images, and industrial IoT. That’s why the world’s leading entertainment companies, sports franchises, researchers, government agencies, enterprises, and cloud providers are making the world happier, safer, and smarter on Quantum. See how at www.quantum.com.

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“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, the appointment of John A. Fichthorn to the Board of Directors and related events, as well as the Company’s efforts to grow its business, are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017, especially those risks listed in this section under the headings “Our results of operations depend on a limited number of products and on new product introductions, which may not be successful, in which case our business, financial condition and results of operations may be materially and adversely affected.” Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.